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                                                                    EXHIBIT 10.3

                               SERVICES AGREEMENT

         THIS SERVICES AGREEMENT ("Agreement") dated as of March ___, 2000, is entered into by Pacific Dunlop Limited, a company organized under the laws of Australia ("PDL") and Ansell Healthcare Incorporated, a Delaware corporation ("Ansell").

                                    RECITALS

         WHEREAS, Ansell and its affiliates designs, manufactures and markets medical examination and surgical gloves, industrial and consumer gloves, and condoms worldwide (the "Ansell Business"); and

         WHEREAS, this Agreement is entered into in conjunction with an initial public offering of Ansell's common stock, $.01 par value per share (the "Ansell IPO"); and

         WHEREAS, after the Ansell IPO, Ansell and its affiliates will continue to need certain corporate and administrative support services from PDL with respect to the operation of the Ansell Business for a period of time from and after the Closing Date (as hereafter defined); and

         WHEREAS, the parties desire to enter into an agreement to provide for such services.

         NOW, THEREFORE, in consideration of the premises and the mutual promises of the parties contained herein, the parties agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the indicated meanings:

         "Service Fee" means the amount identified on Exhibit A attached hereto. The Service Fee shall be paid for the PDL Services described hereunder.

         "Closing Date" means the date the Ansell IPO is closed.

         "PDL Services" means those services to be provided by PDL to Ansell and its affiliates as set forth in Exhibit A attached hereto, and as the same may be amended and revised from time to time in accordance with the terms hereof.

                                  ARTICLE II.
                                  PDL SERVICES

         Section 2.1. Scope of PDL Services. In consideration of the Service Fee, PDL shall continue to provide to Ansell and its affiliates the various services currently provided by PDL, as more specifically listed on Exhibit A to this Agreement to Ansell.



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         Section 2.2. Limitations. Notwithstanding the foregoing, the nature and scope of the PDL Services shall not interfere with those services which PDL provides during the term of this Agreement to its own direct or indirect subsidiaries or affiliates. Any upgrades and improvements of such services that PDL provides to its own direct or indirect subsidiaries or affiliates will be made available to Ansell and its affiliates at PDL's sole election. Ansell agrees that its requests for PDL Services shall be reasonable, as to both the nature and the timing of the services to be provided.

         Section 2.3. Location of Services. Except as expressly contemplated by the terms of this Agreement, the PDL Services to be performed are contemplated to be performed by PDL from Melbourne, Australia or such other location as determined by PDL in its sole discretion.

         Section 2.4. Staffing. In consultation with Ansell, PDL shall determine both the staffing required and particular personnel assigned to perform the PDL Services, including but not limited to clerical staff, technicians, professionals or otherwise.

         Section 2.5. Access. Ansell agrees to grant access to representatives of PDL to Ansell's and its affiliates' facilities and its employees, agents and consultants to provide the PDL Services provided for under this Agreement, as necessary.

         Section 2.6. Subsidiaries. The parties hereto agree that (i) the PDL Services to be provided to Ansell under this Agreement will, at Ansell's request, be provided to subsidiaries and affiliates of Ansell and (ii) PDL may satisfy its obligation to provide or procure the PDL Services hereunder by causing one or more of its subsidiaries or affiliates to provide or procure such PDL Services. With respect to PDL Services provided to, or procured on behalf of, any subsidiary or affiliate of Ansell, (i) Ansell agrees to pay on behalf of such subsidiary or affiliate all amounts payable by or in respect of such PDL Services and (ii) references in this Agreement to Ansell shall be deemed to include such subsidiary or affiliate.

         Section 2.7. Subcontractors. PDL may hire or engage one or more subcontractors to perform any or all of its obligations under this Agreement. PDL shall require such subcontractors, as a condition to their engagement, to agree to be bound by the provisions substantially identical to those included in this Agreement. Subject to Section 6.4 hereof, PDL shall in all cases remain primarily responsible for all obligations undertaken by it in this Agreement with respect to the scope, quality and nature of the PDL Services provided to Ansell.

         Section 2.8. Reports; Books and Records. PDL shall maintain for and provide Ansell with or shall cause to be maintained for and provide to Ansell data or reports requested by Ansell relating to (i) information relating to the PDL Services that is required to satisfy any reporting or disclosure requirement, and (ii) other information, including accounting reports, relating to the PDL Services, as may be kept by PDL in the ordinary course of its business. PDL shall provide such reports, or cause such reports to be provided, to Ansell within a reasonable period of time after it is requested.


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                                  ARTICLE III.
                            FEES, BILLING AND PAYMENT

         Section 3.1. Service Fees. Ansell agrees that in consideration of the PDL Services described in this Agreement, Ansell shall pay PDL the Service Fee as set forth on Exhibit A hereto, as such Exhibit A may be amended and revised from time to time by mutual consent of the parties. In addition, Ansell shall reimburse PDL for all direct and identifiable costs and third-party disbursements incurred by PDL in performing the PDL Services.

         Section 3.2. PDL Billing. Monthly invoices will be sent and reasonable backup documentation will accompany such invoices with respect to PDL Services that are not based on a per annum fee. No back up documentation shall be required with respect to PDL Services that are based on a per annum fee.

         Section 3.3. Payment by Ansell. Payment for all PDL Services provided hereunder shall be made monthly, in arrears, prior to the fifteenth day of each calendar month. The Service Fee for PDL Services for which there is a per annum fee shall be paid in equal monthly installments.

         Section 3.4. Ansell Taxes. Ansell will reimburse PDL for all value added, sales, use or excise taxes levied on amounts payable by Ansell to PDL pursuant to this Agreement, provided that Ansell shall not be responsible for remittance of such taxes to applicable tax authorities. Ansell shall not be responsible for any income, franchise, privilege, or occupational taxes of PDL. PDL shall cooperate with Ansell's efforts to identify taxable and nontaxable portions of amounts payable pursuant to this Agreement (including segregation of such portions on invoices) and to obtain refunds of taxes paid, where appropriate. Ansell may furnish PDL with certificates or other evidence supporting applicable exemptions from sales, use or excise taxation.

                                  ARTICLE IV.
                                TERM OF AGREEMENT

         Section 4.1. Effective Date and Term. The initial term of this Agreement shall commence on the Closing Date and, except as otherwise provided below, continue until June 30, 2001. This Agreement will be renewed automatically thereafter for successive one-year terms unless either Ansell or PDL elects not to renew this Agreement by giving the other party written notice of its intention not to renew the Agreement not less than ninety (90) days prior to the end of the then current term.

         Section 4.2. Termination. This Agreement and the scope of the PDL Services may be reduced, suspended, or terminated as follows:

         (a) Either party hereto may terminate this Agreement immediately upon written notice to the other party (i) in the event of the other party's voluntary bankruptcy or insolvency, (ii) in the event that the other party shall make an assignment for the benefit of creditors, or (iii) in the event that a petition shall have been filed against the other party under a bankruptcy law, a corporate reorganization law or any other law for relief of debtors (or other law similar in purpose or effect).



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         (b)      If either party hereto (the "Defaulting Party") shall fail adequately to perform in any material respect any of its material obligations under this Agreement, whether voluntarily or involuntarily or as a result of any law or regulation or otherwise, the other party hereto shall have the option to terminate this Agreement upon sixty (60) days' written notice (which shall be reduced to thirty (30) days' written notice in the event of a failure to make payment in accordance with the terms hereof) to the Defaulting Party specifying the respects in which the Defaulting Party has so failed to perform its obligations under this Agreement, unless during such period the Defaulting Party shall have substantially remedied the default therein specified.

         Section 4.3. Transition Assistance. Prior to and following the termination of this Agreement or the failure to renew this Agreement, PDL shall provide at Ansell's request and expense, reasonable transition services and assistance in engaging or training another person or persons to provide such PDL Services or their equivalent. PDL shall provide Ansell full access to all records and other information relating to the PDL Services provided by PDL immediately preceding such termination.

                                   ARTICLE V.
                                  MISCELLANEOUS

         Section 5.1. Independent Contractor Status. PDL shall perform the PDL Services hereunder as an independent contractor. Nothing in this Agreement shall constitute or be deemed to constitute a partnership or joint venture between the parties hereto, or constitute or be deemed to constitute any party as the agent or employee of the other party for any purpose whatsoever and neither party shall have authority or power to bind the other or to contract in the name of, or create a liability against, the other in any way or for any purpose. Each party shall be responsible for any injury or death to its own employees, including all workers' compensation claims or liabilities resulting therefrom, and each such party shall remain responsible for reporting its income and paying its own taxes.

         Section 5.2. Confidentiality. The parties each agree that they will not divulge to any third party, or to any person within each respective corporation who does not have a need to know, any confidential matters relating to each other's business and the businesses of the other party's customers, vendors, employees or competitors which may become known by reason of performance of the PDL Services described in this Agreement; provided, however, that the obligations of either party under this section shall not apply to information which has been in the public domain or becomes in the public domain without breach of this Agreement or which a party is legally obligated to disclose. The obligations of the parties hereto set forth in this section shall survive the expiration or termination of this Agreement for a period of one (1) year.

         Section 5.3. Force Majeure. Each party shall be excused for failure to perform any part of this Agreement due to events beyond its control, including but not limited to fire, storm, flood, earthquake, explosion, accident, riots and other civil disturbances, sabotage, strikes or other labor disturbances, injunctions, transportation embargoes or delays, failure of performance of third parties necessary for the parties' performance under this Agreement, or the laws or regulations of the federal, state or local government or breach or agency thereof; provided, however, no force



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majeure event shall excuse the obligation of the party claiming the benefit of a force majeure event from paying the applicable fees for any services provided by the other party.

         Section 5.4. Standard of Performance; Remedies; Consequential Damages. In performing its obligations under this Agreement, PDL represents to Ansell that it will use the same standard of care and good faith as it uses in performing services for its own account. PDL agrees to exercise reasonable diligence to correct errors or deficiencies in the PDL Services provided by it hereunder. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, PDL MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY REPRESENTATION OR WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARISING OUT OF THIS AGREEMENT AND THE PDL SERVICES TO BE PROVIDED HEREUNDER. The sole remedy of Ansell for any claim relating to the performance or nonperformance of the PDL Services shall be a refund by PDL to Ansell of any charges or fees paid for the applicable PDL Services. In addition, in no event shall either party be liable to the other for special, punitive, incidental or consequential damages arising out of this Agreement.

         Section 5.5. Notice. Any notice, request, designation, direction, demand, election, acceptance or other communication shall be in writing and shall be effective and deemed to have been given when it is (i) mailed postage prepaid, by certified first class mail, return receipt requested, addressed to a party and received by such party; (ii) hand or courier delivered; or (iii) sent by telecopy with receipt confirmed, as follows:

            If to PDL,

            Pacific Dunlop Limited
            101 Collins Street Level 41
            Melbourne, Victoria Australia 3000
            Attention:  Secretary
            Telephone:  011-613-9270-7270
            Fax:  011-613-9654-4184

            If to Ansell,

            Ansell Healthcare Incorporated
            200 Schulz Drive
            Red Bank, New Jersey 07701
            Attention: President
            Telephone:  732-345-5353
            Fax:  732-345-9737

         Any party may from time to time designate another address to which notice or other communication shall be addressed or delivered to such party and such new designation shall be effective on the later of (i) the date specified in the notice or (ii) receipt of such notice by the intended recipient.


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         Section 5.6. Assignability; Successor and Assigns. Neither party hereto shall assign this Agreement in whole or in part without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld. This Agreement shall inure to the benefit of and shall be binding upon the successor and permitted assigns of the parties hereto.

         Section 5.7. No Third Party Beneficiaries. Each of the provisions of this Agreement is for the sole and exclusive benefit of the parties hereto respectively, as their interests may appear, and shall not be deemed for the benefit of any other person or entity or group of persons or entities.

         Section 5.8. Severability. If any term or condition of this Agreement shall be held invalid in any respect, such invalidity shall not affect the validity of any other term or condition hereof.

         Section 5.9. Applicable Law. This Agreement shall be construed under the laws of Victoria, Australia, and the rights and obligations of the parties shall be determined under the substantive law of Victoria, Australia, without giving effect to such jurisdiction's conflict of law rules or principles.

         Section 5.10. Amendment or Modification. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties, or in the case of a waiver, by the party waiving compliance. Any waiver by either party hereto of any condition, or of the breach of any provision or term in any one or more instances shall not be deemed to be nor construed as a further or continuing waiver of any such condition, or of the breach of any other provision or term of this Agreement.

         Section 5.11. Construction. Descriptive headings to sections and paragraphs are for convenience only and shall not control or affect the meaning or construction of any provisions in this Agreement.

         Section 5.12. Counterparts. This Agreement may be executed in two counterparts, each of which shall constitute an original, and both of which, when taken together, shall constitute one and the same instrument.

         Section 5.13. Look-Back. The parties acknowledge that the intent of this Agreement is to accurately capture the scope and nature of the services provided to Ansell by PDL as of the date hereof, so that such services may continue uninterrupted for the term of this Agreement. Both parties have made a good faith attempt to identify all of the services provided to Ansell by PDL as of the date hereof. If, however, it is later determined that the parties unintentionally omitted a description of services or charges therefor, both parties shall negotiate in good faith to amend this Agreement to include such services and charges, and charges and credits for such additional services shall be retroactive back to the commencement date of this Agreement.


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         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties as of the date first written above.

                                     PACIFIC DUNLOP LIMITED

                                     By:
                                        ------------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
                                           ---------------------------------

                                     Attest:

                                     ---------------------------------------


                                     ANSELL HEALTHCARE INCORPORATED

                                     By:
                                        ------------------------------------
                                     Name:
                                          ----------------------------------
                                     Title:
                                           ---------------------------------

                                     Attest:

                                     ---------------------------------------

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                                    EXHIBIT A
                    Services to be provided by PDL to Ansell

---------------------------------------------------------------------------------------------------------------------------
                                                                                                 FISCAL YEAR 2000
                                                                                                   SERVICE FEE
SERVICES                                                                                           PER SERVICE
---------------------------------------------------------------------------------------------------------------------------
o        Public Relations Services
             -    Coordination of investor relations and media management               A$50,000
                                                                                        per annum
---------------------------------------------------------------------------------------------------------------------------
o        Legal Services
             -    Coordination of the registration, renewal, licensing and              A$100,000
                  protection of Ansell's trademark portfolio including the              per annum
                  provision and maintenance of the trademark management
                  infrastructure.
             -    Assistance with litigation management
---------------------------------------------------------------------------------------------------------------------------
o        Acquisition Planning Services                                                      Executive General Manager
             -    Assistance in planning, negotiating and completing acquisitions                A$2,700 per day
                                                                                                 General Manager
                                                                                                 A$1,700 per day
                                                                                                     Manager
                                                                                                 A$1,000 per day
                                                                                          (plus out-of-pocket expenses)
---------------------------------------------------------------------------------------------------------------------------
o        Insurance Services                                                             [Charges will be amounts that PDL
             -    Coordination of insurance programs                                    is advised by its broker would be
                                                                                        payable by Ansell if it secured
                                                                                        the coverage independently]
---------------------------------------------------------------------------------------------------------------------------
o        Treasury Services
             -    Coordination and implementation of internal and external              A$200,000
                  borrowing programs, credit facilities and Letters of Comfort          per annum*
             -    Cash management
             -    Hedging currency and commodity exposure
             -    Interest rate management
---------------------------------------------------------------------------------------------------------------------------
o        Tax Services
             -    Preparation and review of income tax returns                          A$200,000
             -    Assistance in managing and reporting employment taxes and             per annum
                  transaction taxes
             -    Provision of technical advice
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o        Manufacturing Assistance Services                                                  Executive General Manager
             -    Review of manufacturing practices, costing systems, inventory                 A$2,700 per day
                  management systems and site selection                                         General Manager
                                                                                                 A$1,700 per day
                                                                                                     Manager
                                                                                                 A$1,000 per day
                                                                                          (plus out-of-pocket expenses)
---------------------------------------------------------------------------------------------------------------------------
o        Information and Telecommunication Services in Australia and New Zealand                     A$82,000
         o        Use of telephone lines and equipment
         o        Telephone service support
---------------------------------------------------------------------------------------------------------------------------


----------------

* This fee does not include fees and interest charges to Ansell set forth under a Credit Facility pursuant to which PDL makes loans to Ansell and its affiliates. In addition, PDL will act as a counterparty with Ansell in connection with hedging currency and commodity exposure and as a counterparty will set terms that PDL in good faith believes are terms that would be available to Ansell in the open market.